UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2016

Sprouts Farmers Market, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36029	32-0331600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5455 E. High Street, Suite 111

Phoenix, Arizona 85054

(Address of principal executive offices and zip code)

(480) 814-8016

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Bradley Lukow as Chief Financial Officer

On February 25, 2016, Sprouts Farmers Market, Inc. (“Sprouts” or the “Company”) announced the appointment of Bradley Lukow as the Company’s Chief Financial Officer and Treasurer, effective March 4, 2016.  Mr. Lukow, age 52, most recently served as Chief Financial Officer of 99 Cents Only Stores, a premier deep-discount retailer, from January to June 2015, and Executive Vice President and Chief Financial Officer of Shoppers Drug Mart, Canada’s leading drug store retailer with over 1,300 locations, from January 2009 to November 2014, where he oversaw finance, treasury and investor relations, in addition to the strategy and acquisitions, real estate development and information technology functions.

On February 25, 2016, the Company entered into an offer letter with Mr. Lukow providing for his employment with the Company (the “Lukow Offer Letter”). The Lukow Offer Letter provides for an annualized base salary of $470,000, short-term incentive bonus potential targeted at 70% of Mr. Lukow’s base salary (guaranteed at the target level for 2016), annual equity awards valued at 1.5 times Mr. Lukow’s base salary pursuant to the Company’s long-term incentive plan established by the Compensation Committee of the Company’s Board of Directors, and a one-time equity award grant valued at 1.0 times Mr. Lukow’s base salary, comprised 100% of time-based restricted stock units.  The Lukow Offer Letter further provides that Mr. Lukow is eligible to participate in the Company’s Executive Severance & Change-in-Control Plan, along with the Company’s health, welfare and 401(k) plans.

The foregoing description of the Lukow Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Lukow Offer Letter, filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no arrangements or understandings pursuant to which Mr. Lukow was appointed as Chief Financial Officer and Treasurer.

Effective upon Mr. Lukow’s appointment as Chief Financial Officer and Treasurer on March 4, 2016, Susannah Livingston will step down as Interim Chief Financial Officer and Treasurer, but will remain with the Company in her capacity as Vice President of Investor Relations and Treasury.

Resignation of Andrew Jhawar from the Board of Directors

On February 23, 2016, Andrew Jhawar resigned from the Board of Directors of the Company.  Mr. Jhawar’s resignation was not due to any disagreement with the Company or the Board of Directors on any matter relating to the Company’s operations, policies or practices.

Appointment of Amin Maredia to the Board of Directors

On February 23, 2016, the Company’s Board of Directors appointed Amin Maredia as a Class III Director of the Board to fill the vacancy created by Mr. Jhawar’s resignation. Mr. Maredia, age 43, is Sprouts’ Chief Executive Officer, a position he has held since August 2015. Mr. Maredia joined Sprouts in August 2011 and served as its Chief Financial Officer until his promotion to Chief Executive Officer in August 2015. Prior to joining Sprouts, Mr. Maredia served in key strategic and finance roles for Burger King Corporation, the second largest fast food hamburger chain in the world, from 2005 to 2010.

Mr. Maredia will not initially serve on any of the committees of the Board. There are no arrangements or understandings between Mr. Maredia and any other person pursuant to which he was elected to serve as a director, and Mr. Maredia will not receive any additional compensation for his service on the Board.

A press release announcing Mr. Lukow’s appointment as Chief Financial Officer and Treasurer and the changes to the Company’s Board of Directors is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description

10.1	Offer Letter from Sprouts Farmers Market, Inc. to Brad Lukow, dated February 25, 2016

99.1	Press release of Sprouts Farmers Market, Inc., dated February 25, 2016, entitled “Sprouts Farmers Market Announces New Chief Financial Officer and Board Changes”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUTS FARMERS MARKET, INC.

Date: February 25, 2016	By:	/s/ Brandon F. Lombardi
	Name:	Brandon F. Lombardi
	Title:	Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer Letter from Sprouts Farmers Market, Inc. to Brad Lukow, dated February 25, 2016

99.1	Press release of Sprouts Farmers Market, Inc., dated February 25, 2016, entitled “Sprouts Farmers Market Announces New Chief Financial Officer and Board Changes”